UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                               _________________

                                  FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   Pursuant to Section 12(b) OR 12(g) of the
                        Securities Exchange Act of 1934

                        PacifiCare Health Systems, Inc.
            (Exact Name of Registrant as Specified in its Charter)

              Delaware                   001-31700              95-4591529
    (State or Other Jurisdiction      (Commission File        (IRS Employer
          of Incorporation)               Number)          Identification No.)

     5995 Plaza Dr. Cypress, California                    90630-5028
  (Address of Principal Executive Offices)                 (Zip Code)


                                (714) 952-1121
             (Registrant's telephone number, including area code)

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If this form relates to the registration of a class            If this form relates to the registration of a class
securities pursuant to Section 12(b) of the Exchange           of securities pursuant to Section 12(g) of the
Act and  is effective pursuant to General Instruction A.(c),   Exchange Act and is effective pursuant to General
please check the following box.  /X/                           Instruction A.(d), please check the following box.  / /

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Securities Act registration statement file number to which this form relates:
N/A

Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of Each Exchange on Which
 Title of Each Class to be so Registered        Each Class is to be Registered
 ---------------------------------------        ------------------------------
     Preferred Share Purchase Rights                New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None.
                               _________________

                                Title of Class


We hereby amend the following items, exhibits or other portions of our Form 8-A filed on May 30, 2003 related to our Preferred Share Purchase Rights, as set forth below.

Item 1. Description of Registrant's Securities to be Registered.

Item 1 of Registrant's Form 8-A is hereby amended by restating in its entirety the second sentence of Item 1 therein with the following:

The Registrant hereby incorporates by reference (i) the description of its securities to be registered hereunder contained in the Prospectus, dated February 12, 2003, under "Description of Capital Stock" filed with the Securities and Exchange Commission on February 12, 2003 under Rule 424(b) of the Securities Act of 1933, as amended, pursuant to an effective Registration Statement on Form S-3 (File No. 333-102909) filed with the Securities and Exchange Commission on January 31, 2003 and (ii) the Registrant's Form 8-K and the exhibits filed thereto with the Commission on July 12, 2005, disclosing the amendment of the Registrant's Rights Agreement, dated as of November 19, 1999.

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       PACIFICARE HEALTH SYSTEMS, INC.



                                       By:  /s/ Joseph Konowiecki
                                            ---------------------
                                       Name:  Joseph Konowiecki
                                       Title: Executive Vice President and
                                                General Counsel


Date: August 2, 2005